EXHIBIT 24.1
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of Owens Realty Mortgage, Inc., a corporation organized under the laws of the state of Maryland (the "Company"), hereby constitute and appoint William C. Owens and Bryan H. Draper and each of them (with full power to each of them to act alone), his true and lawful attorneys in fact and agents for him and on his behalf and in his name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers have hereunto set his hand and seal, as of the date specified.

Dated: March 13, 2018 Dated: March 13, 2018
OWENS REALTY MORTGAGE, INC.

/s/ Bryan H. Draper
Bryan H. Draper
Chief Executive Officer and President (Principal Executive Officer)

/s/ Bryan H. Draper
Bryan H. Draper
Chief Executive Officer and President
(Principal Executive Officer)

Dated: March 13, 2018	/s/ Melina A. Platt Melina A. Platt Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
Dated: March 13, 2018	/s/ Dennis G. Schmal Dennis G. Schmal Director
Dated: March 13, 2018	/s/ Gary C. Wallace Gary C. Wallace Director
Dated: March 13, 2018	/s/ James M. Kessler James M. Kessler Director